Exhibit 4-b

The Adams Express Company

(a Maryland Corporation)

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By-Laws

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ADOPTED FEBRUARY 12, 1976
AND AS AMENDED THROUGH
APRIL 14, 2005

The Adams Express Company

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By-Laws

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ARTICLE ONE

OFFICES

        SECTION 1.1.   Corporation’s Office in Maryland; Mailing Address for Service of Process.   The location of the Corporation’s office within the State of Maryland, and the post office address to which the Secretary of State of the State of Maryland shall mail a copy of Process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the Articles of Incorporation.

        SECTION 1.2.  Other Offices.   The Corporation may have other offices within or without the State of Maryland.

ARTICLE TWO

STOCKHOLDER MEETINGS

        SECTION 2.1.   Annual Meetings.   Effective for the year 2005, an annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held on Wednesday, April 27, 2005, at such time and place as the directors may designate

        SECTION 2.2.   Special Meetings.   A special meeting of stockholders may be called at any time and for any purpose by the Board of Directors, its Chairman, Vice-Chairman or the President. Such a special meeting shall be called by any of them or by the Secretary upon receipt of written request to do so specifying the matter or matters, appropriate for action at a special meeting, proposed to be presented to the meeting and signed by holders of record of at least 50% of the shares that would be entitled to be cast at the meeting if the meeting were held at the time of receipt of such request and if, for such meeting, no record date was fixed, provided that the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing a notice of the meeting. At any such special meeting only such business may be transacted as is related to the purpose or purposes set forth in the notice required by Section 2.4.

        SECTION 2.3.   Place of Meetings.   Meetings of stockholders shall be held at such place as the Board of Directors shall fix. If no place shall be so fixed, the meeting shall be held at the office of the Corporation in the State of Maryland

        SECTION 2.4.   Notice of Meetings.   (a)   Written notice of a meeting of stockholders shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote at such meeting; such notice shall state the date, place and hour of the meeting and, unless it is the annual meeting, the purpose or purposes for which the meeting is called and shall state the name or names of the persons who have directed the calling of the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders fulfilling the requirements of Section 3-202 of the General Corporation Law of Maryland to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice is given when deposited in the United States mail, with first class postage thereon prepaid, directed to each stockholder at his address as it appears on the record of stockholders, or, if he shall have duly filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

        (b)   When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under paragraph (a) of the Section 2.4

        SECTION 2.5.   Quorum.   Except as otherwise required by law, the By-laws, or the Articles of Incorporation, the holders of record of a majority of the shares entitled to be voted present in person or represented by proxy at a meeting shall be necessary and sufficient to constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time.

        SECTION 2.6.   Presiding Officer and Secretary at Meetings.   Each stockholders’ meeting shall be presided over by the Chairman of the Board of Directors, Vice-Chairman or in their absence by the President or if none of the aforementioned is present by the person designated in writing by the Chairman of the Board of Directors if there is one in office, otherwise by the Vice-Chairman or the President, or if no person is designated, then a chairman of the meeting shall be chosen by the meeting by a plurality vote. The Secretary or in his absence an Assistant Secretary shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the person presiding at the meeting.

        SECTION 2.7.   Voting.  Except as otherwise provided in the Articles of Incorporation or the By-laws:

        (a)   each stockholder of record shall be entitled at every meeting of stockholders to one vote in person or by proxy for each share standing in his name on the record of stockholders;

        (b)   directors shall be elected by a plurality vote;

        (c)   each other matter properly presented to any meeting shall be decided by a majority of the votes cast on the matters; and

        (d)   election of directors and the vote on any other matter before a meeting shall be by ballot only if so ordered by the person presiding at the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

        SECTION 2.8.   Proxies.   Every proxy must be executed in writing by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is expressly stated to be given and is permitted by law.

        SECTION 2.9.   Consent of Stockholders in Lieu of Meeting.   Whenever by any provision of law or of the Articles of Incorporation stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, and filed with the records of stockholders’ meetings.

        SECTION 2.10.   Record Date.   (a)   For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of the meeting, nor more than sixty days prior to any other action.

        (b)   When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date under this section for the adjourned meeting.

        SECTION 2.11.   Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

        (a)   The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.11.

        (b)   For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) brought before the annual meeting in the manner specified in this Section 2.11 (b) by a stockholder of record or a stockholder (a “Nominee Holder”) that holds voting securities entitled to vote at meetings of stockholders through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder’s entitlement to vote such securities. In addition to any other requirements under applicable law and the Articles of Incorporation and By-Laws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposal by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the “Stockholder Notice”) shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 60 days prior to such Other Meeting Date or (ii) two weeks following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (C) the information regarding each such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an “interested person” of the Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person”, such information regarding each nominee that will be sufficient for the Corporation to make such determination, and (E) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) each person’s signed consent to serve as a director of the Corporation if elected; (iii) such stockholder’s name and address; and, (iv) in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented; a brief written statement of the reasons why such stockholder favors the proposal; such stockholder’s name and address; the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder); and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership or, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares “beneficially owned” shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

        Notwithstanding anything in this Section 2.11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business two weeks following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

        (c)   Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder Notice required by Section 2.11 (b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business two weeks following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

        (d)   For purposes of this Section 2.11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

        (e)   In no event shall the adjournment of an annual meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.11. This Section 2.11 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

        (f)   The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section

2.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

ARTICLE THREE

DIRECTORS

        SECTION 3.1.   Number; Term of Office; Qualifications; Vacancies.   The business of the Corporation shall be managed by the Board of Directors, each of whom shall be at least twenty-one years of age. The number of directors that shall constitute the entire Board of Directors shall be a minimum of nine and a maximum of thirteen, as shall be fixed by the Board of Directors by resolution from time to time. The number of directors is fixed at eleven. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders. Subject to Sections 3.2 and 3.3, each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified. The number of directors may be increased or decreased by amendment of the By-Laws, but no decrease shall shorten the term of any incumbent director. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatever including removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

        SECTION 3.2.   Resignation.   Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 3.3.   Removal.   Any one or more directors may be removed, with or without cause, by the vote of a majority of the issued and outstanding shares of the Corporation. Any one or more directors may be removed for cause by the Board of Directors.

        SECTION 3.4.   Retirement.   Upon attaining the age of 75, any director who was first elected to serve on the Corporation’s Board of Directors after July 9, 1998, shall be required to retire at the expiration of the term then being served and will not be permitted to stand for re-election at the next annual meeting of stockholders.

        SECTION 3.5.   Regular Meetings; Notice.   Regular meetings of the Board of Directors shall be held at such time and at such place (within or without the State of Maryland) as the Board of Directors may from time to time prescribe. Notice of any regular meeting shall be given as set forth in Section 3.6 herein, except that such notice need not state the purpose of the meeting.

        SECTION 3.6.   Special Meetings; Notice.   A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman or the Vice-Chairman and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Maryland, as shall be stated in the request or as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time, place and purposes thereof shall be given (a) by deposit of the notice in the mails (first class, postage prepaid) at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation’s records or at such other address as the director may have furnished to the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of such notice personally or by telephone in person, in each case at least 24 hours before the time fixed for the meeting.

        SECTION 3.7.   Presiding Officer and Secretary at Meetings.   There shall preside at each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or, if neither is present, such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his absence a Secretary chosen by the meeting, shall act as secretary of the meeting.

        SECTION 3.8.   Quorum; Voting.   A majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting. A majority of the directors present, whether or not a quorum is present, may adjourn the meeting to another time and place, without notice other than announcement at the meeting. In the absence of any such announcement, notice of any such adjournment shall be given in accordance with the provisions of Section 3.5. Except as otherwise required or permitted by law, the Article of Incorporation or the By-laws, the vote of a majority of the directors then present at a meeting of the Board of Directors, if a quorum is present at such time, shall be the act of the Board of Directors.

        SECTION 3.9.    Executive and Other Committees.

        (a)  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of two or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors in the intervals between meetings of the Board of Directors, except that no such committee shall have authority as to the following matters:

(1) The submission to stockholders of any action that needs stockholders’ approval under law.

(2) The filling of vacancies in the Board of Directors or in any committee.

(3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(4) The amendment or repeal of the By-laws, or the adoption of new By-laws.

(5) The amendment or repeal of any resolution of the Board of Directors that by its terms shall not be so amendable or repealable.

(6) The issuance of stock of the Corporation.

(7) The declaration of dividends.

        (b)   The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

        (c)   Each such committee shall serve at the pleasure of the Board of Directors.

        SECTION 3.10.   Compensation.   Each director for his services as a director or as a member of a committee may receive compensation therefor at a fixed annual rate or in the form of fees for attendance at meetings, plus reimbursement for expenses in attending such meetings, or a combination thereof, in each case as may from time to time be fixed by the Board of Directors. Any director who serves the Corporation in any capacity other than as a member of the Board of Directors or a committee may also receive compensation therefor.

        SECTION 3.11.   Loans to Directors.   A loan shall not be made by the Corporation to any director unless it is authorized by vote of the stockholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

ARTICLE FOUR

OFFICERS

        SECTION 4.1.   Election; Qualification.   The officers of the Corporation shall be a Chairman of the Board, a Vice-Chairman (who shall be a director of the Corporation), a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect such other officers as it may from time to time determine. Two or more offices of President and Vice President may not be held by the same person.

        SECTION 4.2.   Term of Office.   Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 4.4.

        SECTION 4.3.   Resignation.   Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 4.4.   Removal.   Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors if the Board of Directors in its judgment finds that the best interest of the Corporation will be served by such removal.

        SECTION 4.5.   Compensation.   The compensation of each officer shall be such as the Board of Directors may from time to time determine.

        SECTION 4.6.   Chairman of the Board.   The Chairman of the Board at the discretion of the Board of Directors may or may not be the chief executive officer of the Company and if so, shall have general charge of the business affairs of the Company, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors. He shall preside at all meetings of stockholders and of the Board of Directors. During the absence or inability to act of the President, the Chairman of the Board of Director shall, subject to the direction of the Board of Directors, exercise powers and perform the duties of the President.

        SECTION 4.7.   Vice-Chairman of the Board.   The Vice-Chairman of the Board shall assist the Chairman of the Board of Directors in the performance of his responsibilities and shall exercise such powers and perform such duties as the Board of Directors or the Chairman of the Board of Directors may from time to time prescribe. The Vice-Chairman of the Board, at the discretion of the Board of Directors, may or may not be the chief executive officer of the Company, and if so shall have general charge of the business and affairs of the Company, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors. At the request of the Chairman of the Board of Directors, or in case of his absence or inability to act, the Vice-Chairman of the Board shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties of the Chairman of the Board of Directors.

        SECTION 4.8.   President.   The President shall assist the Chairman and Vice-Chairman of the Board of Directors in the performance of their responsibilities and shall exercise such powers and perform such duties as the Board of Directors or the Chairman or Vice-Chairman of the Board of Directors may from time to time prescribe.

        SECTION 4.9.   Vice President.   Each Vice President shall exercise such powers and perform such duties as generally pertain to the office of Vice President and as the Board of Directors or the Chairman of the Board may from time to time prescribe. During the absence of the Chairman of the Board of Directors and the President, or during their inability to act, the Vice-President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties of such offices.

        SECTION 4.10.   Treasurer.    The Treasurer shall have care of all funds and securities of the Corporation, shall have supervision over the books of account of the Corporation and shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties incident to the office of Treasurer.

        SECTION 4.11.   Secretary.   The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties incident to the office of Secretary.

        SECTION 4.12.   Other Officers.   Each other officer of the Corporation shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties incident to his office.

        SECTION 4.13.   Bond.   Any officer of the Corporation, if so required by the Board of Directors, shall give to the Corporation such bond or other security for the faithful performance of his duties as may be satisfactory to the Board of Directors.

ARTICLE FIVE

INDEMNIFICATION

        SECTION 5.1.   Right to Indemnification.   To the fullest extent permitted by applicable law as then in effect (including the General Corporation Law of the State of Maryland (the “GCL”) and the Investment Company Act of 1940 (the “Act”), the Company shall indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was, or his testator or intestate is or was, a director or officer, or, at the option of the Board of Directors in any particular case, an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner or trustee or, at the option of the Board of Directors in any particular case, an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all liabilities, expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

        SECTION 5.2.   Insurance, Contracts and Funding.   The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, penalties, fines and amounts paid in settlement as specified in Section 5.1 of this Article or incurred by an Indemnitee in connection with any Proceeding referred to in Section 5.1 of this Article, to the fullest extent permitted by applicable law as then in effect (including the GCL and the Act). The Company may enter into contracts with any director, officer, employee or agent of the Company in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        SECTION 5.3.   Indemnification; Not Exclusive Right.   The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commended or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

        SECTION 5.4.   Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.   In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

        (a)  Advancement of Expenses.   All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceedings. Such statement or statements shall set forth a written affirmation of the Indemnitee’s good faith belief that he is entitled to indemnification pursuant to this Article, shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

        (b)  Procedure for Determination of Entitlement to Indemnification.   (i)  To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indenmitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

        (ii)   The Indemnitee’s entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 5.4(c).

        (iii)   In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.4(b)(ii), a majority of the Disinterested Directors shall select Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object. If there are less than two Disinterested Directors, the Independent Counsel shall be selected by a majority vote of the full Board, but shall be an Independent Counsel to which the Indemnitee does not reasonably object.

        (c)  Presumptions and Effect of Certain Proceedings.   Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 5.4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 5.4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitree shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law (including the GCL and the Act). Subject to applicable law (including the GCL and the Act), the termination of any Proceeding described in Section 5.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee is not entitled to indemnification under this Article.

        (d)  Remedies of Indemnitee.   (i)   In the event that a determination is made pursuant to Section 5.4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Maryland or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

        (ii)   If a determination shall have been made or deemed to have been made, pursuant to Section 5.4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such Indemnification is prohibited by law (including the GCL and the Act). In the event that (C) advancement of expenses is not timely made pursuant to Section 5.4(a) or (D) payment to indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5.4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Maryland or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

        (iii)   Except as required by the GCL and the Act, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this section 5.4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

        (iv)   In the event that the Indemnitee, pursuant to this Section 5.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

        (e)   Definitions.   For purposes of this Section 5.4:

        (i)   “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which Indemnification is sought by the Indemnitee.

        (ii)   “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the Term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Maryland, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Article.

        SECTION 5.5.   Severability.   If any provisions or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE SIX

SHARES

        SECTION 6.1.   Certificates Representing Shares.   The shares of the Corporation shall be represented by certificates in such form consistent with law and the Articles of Incorporation, as the Board of Directors may from time to time prescribe.

        SECTION 6.2.   Transfer of Shares.   Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney upon surrender of the certificate representing such shares with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require.

        SECTION 6.3.   Transfer Agent; Registrar.   The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each certificate representing shares to bear the signature of a transfer agent, or of a registrar or of both.

        SECTION 6.4.   Holders of Record.   The Corporation shall be entitled to treat the holder of record of a share as the complete owner thereof entitled to receive dividends thereon and to vote such share and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

        SECTION 6.5.   Lost, Stolen, Destroyed or Mutilated Certificates.   The Corporation may issue upon such terms and conditions as the Board of Directors may from time to time prescribe a new certificate representing shares to replace a certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated.

ARTICLE SEVEN

MISCELLANEOUS

        SECTION 7.1.   Inspection of Records.   The Board of Directors shall have power, except as otherwise provided by law, to determine the extent to which the books and records of account of the Corporation shall be open to inspection by a stockholder.

        SECTION 7.2.   Waiver of Notice and Lapse of Time.

        (a)   Any action that is authorized to be taken after notice or after the lapse of a prescribed period of time may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person entitled to such notice or entitled to participate in the action to be taken, or, in the case of a stockholder, his attorney-in-fact, submits a signed waiver of notice or of such time requirement.

        (b)   Notice of any stockholder’s meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of meeting by him.

        (c)   Notice of any directors’ meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

        SECTION 7.3.   Fiscal Year.   The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

        SECTION 7.4.   Corporate Seal.   The corporate seal shall be in such form as the Board of Directors may from time to time prescribe.

        SECTION 7.5.   Stock Ledger.   The Corporation shall maintain a stock ledger in any form which can be converted within a reasonable time into written form for visual inspection. Such stock ledger shall contain the name, address of and number of shares of stock held by each stockholder. The original stock ledger of the Corporation shall be kept at the office of the transfer agent and registrar of the Corporation.

ARTICLE EIGHT

AMENDMENT OF BY-LAWS

        SECTION 8.1.   Amendment.   Notwithstanding any language to the contrary in the Articles of Incorporation of the Corporation or these By-laws, the By-laws may be adopted, amended or repealed only by vote of the Board of Directors upon the affirmative vote of a majority of the entire Board.